UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

PART I. NOTIFICATION

ITEM 1. ISSUER INFORMATION

United Group Fund, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

18622 ROCOSO PL

TARZANA, CA 91356

408-858-5748

EMAIL FOR CORRESPONDENCE: cherifmedawar@yahoo.com

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

All correspondence:

Jillian Sidoti, Esq.

TROWBRIDGE TAYLOR SIDOTI

38730 Sky Canyon Drive – Suite A

 Murrieta, CA 92563

(323) 799-1342

EMAIL FOR CORRESPONDENCE: jillian@syndicationlawyers.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

6790	47-4209125
(Primary standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 PART II — OFFERING CIRCULAR

United Group Fund, Inc.

(the "Company")

Preliminary Prospectus dated_____________________________

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 25,000,000 shares of our Common Stock at $1.00 per share through our officers and directors (the "Offering.") Funds will be made immediately available to the Company once the Company raises a minimum of $100,000 ("Minimum Offering") in a designated escrow account for the purposes of acquiring property or working capital. This Offering terminates in 365 days after commencement of this Offering. There are no provisions for the return of funds once the minimum of 100,000 shares are sold. No commissions will be paid for the sale of the shares offered by the Company.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. The Company has set a minimum investment requirement of $5,000, but may accept subscriptions for less at the discretion of our CEO. We do intend to place the funds into a segregated account up to $100,000 that will be held in escrow by our intended transfer and escrow agent, FundAmerica. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

United Group Fund, Inc. is a real estate firm that proposes to purchase commercial and residential real property throughout the United States.

The Company is considered an "emerging growth company" under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2015 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $1.00 per share for the duration of the offering. We intend to contact an authorized OTCQB market maker for sponsorship of our securities on the OTCQB, upon qualification of this Form 1-A. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

See the section entitled Risk Factors beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS."

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT	7
RISK FACTORS	8
DETERMINATION OF OFFERING PRICE	20
PLAN OF DISTRIBUTION	21
USE OF PROCEEDS	23
SELECTED FINANCIAL DATA	26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	27
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	27
INVESTMENT POLICIES OF COMPANY	30
POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS	31
DESCRIPTION REAL ESTATE	32
TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES	36
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS	36
DIVIDENDS	36
DESCRIPTION OF SECURITIES TO BE REGISTERED	37
LEGAL PROCEEDINGS	39
OFFERING PRICE FACTORS	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	40
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43
PRIOR PERFORMANCE OF AFFILIATES	44
SELECTION, MANAGEMENT AND CUSTODY OF COMPANY'S INVESTMENTS	46
LIMITATIONS OF LIABILITY	46
INTERESTS OF NAMED EXPERTS AND COUNSEL	46
INDEPENDENT AUDITOR'S REPORT	F-1

FINANCIAL STATEMENTS AS OF JUNE 30, 2015 AND FOR THE PERIOD FROM JUNE 5, 2015 (INCEPTION) TO JUNE 30, 2015:

BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," "United Group Fund," and "UGF," refer to United Group Fund, Inc.

We were formed on June 5, 2015 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

•	We have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on June 5, 2015 through June 30, 2015, we have not generated any revenues and have incurred a net loss of $1,633. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We will seek out the following real properties that:

1.)

have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is "cash flow positive" our officer will review the total gross rent or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property "cash flow positive." Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our officer is comfortable with. Management's statement of comfortable cash flow relates to meeting internal policy guidelines as set forth in our INVESTMENT POLICIES OF COMPANY on page 25;

2.)	are hotel properties that may be acquired with a down payment between 20% and 40% of the total cost of the hotel property and have a debt service coverage ratio as described below; and

3.)	investing with or in another fund that is an affiliate (MIGSIF, LLC) of the Company in single family residences in Northern California. Such investing will only happen if it present an advantage or opportunity to the Company and if other opportunities in which the Company may act independently do not exist. The Company will not invest more than 25% of the Company's cash available for investment into MIGSIF.

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In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. For example, the debt service coverage ratio (DSCR) needs to be equal to or greater than 1.20 for cash flow properties. In other words, management feels comfortable in pursuing a target property when the property generates a minimum cash flow of $1.20 for each $1.00 of secured debt, so as to comfortably afford the acquisition, continued maintenance of the property and other expenses associated with each individual property. The DSCR will depend on factors such as the location of the property, the fair market value of the property, as well as other factors as determined by the officer. This will be at the discretion of the CEO of the Company. We believe we will purchase a mix of hotels, mixed use, multifamily, office buildings, and retail properties. We expect the majority of our purchases will be single tenant retail properties where we will find an empty space, identify a potential tenant, and then enter into an agreement to purchase the property and hotel properties.

The Company does not currently own any properties. The Company plans on acquiring both residential and commercial real estate throughout the United States and its territories, specifically Puerto Rico as our officer has specific experience in the territory of Puerto Rico. The Company expects to begin purchasing residential and commercial properties as soon as enough money is raised from this offering to initiate such a purchase. We expect to acquire properties within 6 months of the qualification of this Offering. Please see our "DESCRIPTION REAL ESTATE" on page 28. We believe we will need at least $4,000 to provide working capital and $6,000 for professional fees for the next 12 months. In some instances, when we exchange our shares for acquisition interest, we may use only shares for the down payment and then use bank financing for the remainder. We have not secured any bank financing.

As of the date of this prospectus we have only one officer and director who we anticipate will be devoting a half of his working hours to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Medawar, our CEO/President, will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, Mr. Medawar intends to devote approximately 50% of his working hours to the Company which we believe to be approximately 20 hours, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and property acquisition costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•

Subscribers will have limited control in our company. Of our stock being offered, subscribers will own 100% of outstanding shares of our common stock if all shares under this offering are sold. However, our CEO, Mr. Medawar, will hold the 100% of our preferred shares which carry superior voting rights. Mr. Medawar owns 100% of the outstanding shares, currently.

•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducting any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our stock.
•	Investment in real estate is speculative and we will be highly dependent on the performance of the real estate market.
•

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the Offering. The Company does not currently own any properties.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.
•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.
•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in United Group Fund should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in June 2015 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were incorporated in June 2015. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on officer and director, Cherif Medawar, our CEO. The loss or unavailability of Mr. Medawar's services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Cherif Medawar, our CEO. It would be difficult to replace Mr. Medawar at such an early stage of development of United Group Fund. The loss by or unavailability of Mr. Medawar's services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Medawar could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Medawar, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Medawar we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of Mr. Cherif Medawar, our CEO to select well-performing investment properties. Furthermore, our officer and board member will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We depend highly on our current manager who does not have experience in running a publicly traded company and no formal employment agreement.

We depend highly on Cherif Medawar, our CEO, who may be difficult to replace. Cherif Medawar who, also has other business interests, will devote approximately 50% (or 20 hours) of his working time per week to our business, has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Medawar.

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Our President and Director, Mr. Medawar, will have complete control over the company and will therefore make all decisions of which shareholders will have no control.

Mr. Medawar, as our CEO and controlling shareholder, shall make certain decisions without input by the shareholders. Such decisions may pertain to employment decisions, including Mr. Medawar's compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

An investment in our stock is highly illiquid. You may never be able to sell or otherwise dispose of your stock.

Since there is no public trading market for our stock, you may never be able to liquidate your investment or otherwise dispose of your stock. The Company does not currently have a redemption program, so there is no guarantee that the Company will ever redeem or "buy back" your stock. Furthermore, in the event that the stock is ever listed on the OTCQB, it may be thinly traded making it still difficult to liquidate your investment.

Because our common stock is deemed a low-priced "Penny" stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

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Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A commercial or residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

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We may depend on commercial and residential tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our commercial and residential tenants.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to stockholders.

We do not intend on having a minimum credit score policy regarding our commercial tenants.

Although we do not currently have any potential property acquisitions and have not acquired any properties, we do not have a policy for a minimum credit rating for potential tenants for commercial properties. If we do not properly evaluate potential tenants, we may enter into a lease agreement with a high default risk tenant with a lower credit score. Please see the section entitled "DESCRIPTION REAL ESTATE" on page 28 for our discussion on lease agreements with tenants.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this prospectus, we have not identified the assets we expect to acquire and because our shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our CEO to select suitable and successful investment opportunities. These factors increase the risk that our shareholders' investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our stock in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

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Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and credit worthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor's ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor's ability to build in conformity with plans and specification.

Risks Specific to Hotel Properties

We plan to invest in the select service hotels segment of the lodging market which is highly competitive.

The select service segment of the hotel business is highly competitive. Our hotel properties will most likely compete on the basis of location, room rates, quality, service levels, reputation and franchise, among many factors. There are many competitors in the select service segment, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the relatively high fixed costs of operating hotels.

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Our returns could be negatively impacted if we hire third-party management companies and those management companies do not manage our hotel properties effectively.

We currently do not own any hotels and thus, we do not have any management agreements in place. We may hire third-party managers to manage our hotels while we are attempting to dispose of or renovate the properties. Our cash flow from the hotels may be adversely affected if our managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, our managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees to hotels that compete with our hotel properties, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests.

We generally will attempt to resolve issues with our managers through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution.

Additionally, in the event that we need to replace any management company, we may be required by the terms of the management contract to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Restrictive covenants in our management contracts could preclude us from taking actions with respect to the sale or refinancing of a hotel property that would otherwise be in our best interest.

We may enter into management contracts that contain some restrictive covenants or acquire properties subject to existing management contracts that do not allow the flexibility we seek, including management contracts that restrict our ability to terminate the contract or require us to pay large termination fees. Any such management contract may preclude us from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

We may acquire hotels that may be operated under franchise agreements are subject to risks arising from adverse developments with respect to the franchise brand and to costs associated with maintaining the franchise license.

We expect that we may purchase hotel properties that will operate under franchise agreements and we anticipate that some of the hotels we acquire in the future will operate under franchise agreements. We are therefore subject to the risks associated with concentrating hotel investments in several franchise brands, including reductions in business following negative publicity related to one of the brands or the general decline of a brand.

The maintenance of the franchise licenses for branded hotel properties are subject to the franchisors' operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that we and our management companies follow their standards. Failure by us or one of our third-party management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license is cancelled due to our failure to make required improvements or to otherwise comply with its terms, we also may be liable to the franchisor for a termination payment, which varies by franchisor and by hotel property. As a condition of maintaining a franchise license, a franchisor could require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license or the license expires, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations and the underlying value of the hotel property because of the loss of associated name recognition, marketing support and centralized reservation system provided by the franchisor and adversely affect our revenues. This loss of revenue could in turn adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

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Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 110,000,000 shares of capital stock, of which 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares in this offering, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our sole officer and director or his affiliates, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of any limited partnership, LLC or other entity we may establish. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth and debt capitalization. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our board's broad discretion in setting policies and our stockholders' inability to exert control over those policies increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our investment objectives without seeking stockholder approval. Although our board has fiduciary duties to our stockholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our stockholders, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make dividends to our shareholders is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

Currently, our strategy includes paying a dividend to investors under this Offering that would result in cash flow to the shareholder, of which there is no guarantee. We cannot estimate dividends at this time. In the event of downturns in our operating results, unanticipated capital improvements to our properties, specifically hotel properties we intend to acquire, or other factors, we may be unable to declare or pay dividends to our common stockholders. The timing and amount of dividends are in the sole discretion of our Board of Directors (of which there is currently on one member) which will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund dividends.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Delaware law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Delaware law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.

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There may be a risk that we are deemed an investment adviser and if so, your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend or expect to be required to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	requirements that we add directors who are independent;
•	restrictions or prohibitions on retaining earnings;
•	requirements that we diversify our investment portfolios;
•	requirements that our income be derived from certain types of assets;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Whether a company is an investment company can involve analysis of complex laws, regulations and SEC staff interpretations. The Company intends to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. We do not expect that we, or subsidiaries we may form in the future, will be an investment company because, if we have any securities that are considered to be investment securities held by an entity, then we will seek to assure that holdings of investment securities in such entity will not exceed certain percentages of total assets of that entity as calculated under the Investment Company Act.

In order to maintain our status as a company not required to register under the Investment Company Act, we must engage primarily in the business of acquiring interests in real estate. This means that we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain in order to retain this status. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The exemption from the Investment Company Act may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

At all times we intend to conduct our business so as to fall within the exemption from the definition of "investment company" provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this prospectus as the "1940 Act"). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate". To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Real Estate Financing Risks

We have and plan to continue to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds.

We intend to incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

Our bylaws do not place any limits on the amount of leverage that we may acquire and our management has full authority and discretion to use as much leverage as they see fit.

Our bylaws do not limit our ability to leverage. Our CEO may take out, at his discretion, as much or as little debt as he feels is necessary to operate the Company. High amounts of debt could put our Company risk of default and put our assets at risk as well. We will need to rely on our CEO to use good judgment in choosing how much leverage to use to operate the Company. It is the Company's policy to leverage the Company's real estate with as much as 80% loan to value.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The commercial real estate debt markets, worldwide, are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

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If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

17

Insurance Risks

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. Mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding certain coverage such as lead, mold or asbestos-related claims from standard policies, pricing such endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or such related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or such coverage, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

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DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock is arbitrary.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange and we have not previously contacted a market maker to request sponsorship for our common stock on the OTCQB, we anticipate that we will contact a market maker and request that they apply to obtain a quotation on the OTCQB after the filing effectiveness of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of June 30, 2015, UGF's net tangible book value was $20,867 or $0.00 per share of common stock. Net tangible book value is the aggregate amount of UGF's tangible assets less its total liabilities. Net tangible book value per share represents UGF's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 25,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $41,000), UGF's net tangible book value as of the closing of this offering would increase from $0.00 to $0.998 per share. This represents an immediate dilution of about $0.002 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.998
Net tangible book value per share after offering	$0.998
Dilution per share to new investors	$0.002
Percentage dilution	.16%

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The following assumes the sale of 75% of the shares of common stock in this offering. As of June 30, 2015, UGF's net tangible book value was $20,867, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of UGF's tangible assets less its total liabilities. Net tangible book value per share represents UGF's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 18,750,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $41,000), UGF's net tangible book value as of the closing of this offering would increase from $0.00 to $0.998 per share. This represents an immediate dilution of $0.002 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.998
Net tangible book value per share after offering	$0.998
Dilution per share to new investors	$0.002
Percentage dilution	.22%

The following assumes the sale of 50% of the shares of common stock in this offering. As of June 30, 2015, UGF's net tangible book value was $20,867, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of UGF's tangible assets less its total liabilities. Net tangible book value per share represents UGF's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 12,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $41,000), UGF's net tangible book value as of the closing of this offering would increase from $0.00 to $0.997 per share. This represents an immediate dilution of $0.003 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.997
Net tangible book value per share after offering	$0.997
Dilution per share to new investors	$0.0032
Percentage dilution	.33%

The following assumes the sale of 25% of the shares of common stock in this offering. As of June 30, 2015, UGF's net tangible book value was $20,867, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of UGF's tangible assets less its total liabilities. Net tangible book value per share represents UGF's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 625,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $41,000), UGF's net tangible book value as of the closing of this offering would increase from $0.00 to $0.993 per share. This represents an immediate dilution of $0.007 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.993
Net tangible book value per share after offering	$0.993
Dilution per share to new investors	$0.007
Percentage dilution	.65%

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The following assumes the sale of 10% of the shares of common stock in this offering. As of June 30, 2015, UGF's net tangible book value was $20,867, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of UGF's tangible assets less its total liabilities. Net tangible book value per share represents UGF's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $41,000), UGF's net tangible book value as of the closing of this offering would increase from $0.00 per share to $0.984 per share. This represents an immediate dilution of $0.016 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.00
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.983
Net tangible book value per share after offering	$0.983
Dilution per share to new investors	$0.016
Percentage dilution	1.64%

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Common Shares are self-underwritten and are being offered and sold by United Group Fund on a minimum/maximum basis. No compensation will be paid to United Group Fund, United Group Fund's sole officer and director, or any affiliated company or party with respect to the sale of the Common Shares. This means that no compensation will be paid with respect to the sale of the Common Shares to Cherif Medawar. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither United Group Fund, its officer/director, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into United Group Fund's escrow account with FundAmerica. Subscription funds placed in the escrow account may only be released if the Minimum Offering Amount is raised within the Offering Period, in accordance with the Escrow Agreement between FundAmerica and United Group Fund (see Exhibit 6). The purchase price for the Common Shares is $1, with a minimum purchase of five thousand Common Shares. The Company will raise a minimum of $100,000 prior to funds being released to United Group Fund. If United Group Fund does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Common Shares pro-rata, with interest, if any. Subscription Agreements are irrevocable.

United Group Fund plans to primarily use the CEO, Cherif Medawar's, current network of real estate investors of which he already has a pre-existing relationship to solicit investments. United Group Fund, subject to Rule 256 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. United Group Fund plans to solicit investors using the internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be. Mr. Medawar, our sole officer and director, will mostly use his existing network throughout the country to solicit investors.

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Please note that United Group Fund will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available. The screens within the United Group Fund web site will be United Group Fund project specific, including the "Home," "How United Group Fund Works," "Invest," "Blog," and "FAQ" pages. The policies, management, and contact sections will also be United Group Fund specific.

Prior to any investment dollars or subscription agreements are accepted, United Group Fund will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $25,000,000.

The Offering Period will commence upon the Offering Statement being declared qualified.

United Group Fund is a statutory underwriter and will be required to comply with all obligations imposed on statutory underwriters under the 33 Act. No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor's annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members of the Company and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Circular and be requalified under Rule 252.

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USE OF PROCEEDS

The net proceeds to us from the sale of up to 25,000,000 shares offered at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $41,000 for legal ($35,000), accounting (2,500), and other costs (transfer agent of $2,500 and miscellaneous/contingency of $1,000) in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the shares. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented above are for illustrative purposes only and the actual amounts of proceeds, if any, may differ. We believe our initial acquisition will be a small single tenant retail property or hotel property. If we do not raise the maximum offering amount herein, or raise other capital, we believe we will only be able to purchase a small single tenant retail space. Thereafter, we will search for larger multifamily properties followed by office and retail properties.

	Minimum	10%	25%	50%	75%	100%

Shares Sold	100,000	2,500,000	6,250,000	12,500,000	18,750,000	25,000,000
Gross Proceeds	$100,000	$2,500,000	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Offering Expenses[1]	$-	$-	$-	$-	$-	$-
Selling Commissions & Fees[2]	$-	$-	$-	$-	$-	$-
Net Proceeds	$100,000	$2,500,000	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Property Purchases[3]	$81,000	$2,141,000	$5,541,000	$10,791,000	$16,041,000	$21,541,000
Related Acquisition Costs[4]	$4,000	$115,500	$302,500	$591,250	$880,000	$1,182,500
Working Capital[5]	$5,000	$218,500	$381,500	$1,087,750	$1,799,000	$2,241,500
Legal and Accounting	$10,000	$25,000	$25,000	$30,000	$30,000	$35,000
Total Use of Proceeds	$100,000	$2,500,000	$6,250,000	$12,500,000	$18,750,000	$25,000,000

_________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($41,000) for legal ($35,000), accounting (2,500), and other costs (transfer agent of $2,500 and miscellaneous/contingency of $1,000) in connection with this offering. To date, Mr. Medawar's contribution has been used to purchase the preferred shares of the Companyfor 10 to 1 voting rights on matter submitted to a vote of the holders of the common stock. It is the intent of Mr. Medawar to provide for these offering expenses in exchange for preferred stock in the Company.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

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(3)

We plan to purchase real properties by assuming up to a maximum of 80% debt financing and pay the remaining purchase price to purchase properties with Company shares. We may sell shares in order to cover costs that may not be covered by the trading of our shares. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our stock.

(4)

We believe acquisition related and closing costs could be between 3% and 8% of the value of the acquisition, with an average of 5.5%. These costs could include market appraisals, title closing costs and recording, broker, accounting and legal fees. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, in place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. Although we intend on initially acquiring a small hotel or retail property, we may also look to other commercial properties for acquisition. We expect the related acquisition costs to be correlated with the price of the property. We believe market appraisals, title, closing costs, recording and other costs to be similar across asset classes.

Based on our fundraising, we estimate the following costs for related acquisition costs based on our average of 5.5% of the purchase price of the property and the amount of properties we purchase. These figured are based on our CEO's experience in purchasing and closing on a property. The numbers presented below are our management's estimates only. There is no guarantee that these will be the actual expenses incurred.

Related Acquisition Costs	LOW	HIGH	AVERAGE
Appraisal, Environmental, Condition Reports	0.20%	0.20%	0.20%
Mortgage Application & Processing	0.10%	0.10%	0.10%
Title Search, Insurance & Recording	0.50%	0.50%	0.50%
Legal, Accounting & Brokerage *	2.10%	5.00%	3.55%
Mortgage Recording Tax **	0.00%	2.10%	1.05%
Misc.	0.10%	0.10%	0.10%
TOTAL	3.00%	8.00%	5.50%

_________
* Brokerage fees will typically vary on negotiated commission rate and whether seller or buyer pay.
** The full tax is only applicable if the acquired property has no recorded financing lien. Otherwise, the tax will vary, if at all

(5)	Costs associated with our web development, marketing and working capital for the next 12 months.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

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The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $10,000 and $35,000 depending on our money raise and property acquisition for the next 12 months), working capital (such as the creation of a web site and due diligence costs incurred in locating suitable acquisitions for the Company (estimated to be between $4,000 and $25,000) for the next 12 months), and for the costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title closing costs and recording, broker, accounting and legal fees which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon Mr. Medawar's real estate industry experience.

As of June 30, 2015, Mr. Medawar has paid $16,000 to the Company for offering expenses and the balance will be paid by Mr. Medawar regardless of the number of shares sold. Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our sole director and officer will not receive any compensation for his efforts in selling our shares. To date, Mr. Medawar has received preferred stock in exchange for $22,500. He will continue to purchase the Company's preferred stock up to $41,000. After $41,000 in expenses (the estimated cost of this offering), Mr. Medawar will lend the Company up to an additional $25,000 in exchange for a non-interest bearing promissory note.

We will pay the offering expenses of $41,000 regardless of the amount of shares we sell. If we sell at least 1000,000 shares, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through the period ended June 30, 2015 are derived from our audited financial statements.

At June 30, 2015

TOTAL ASSETS	$21,500

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities	633

TOTAL LIABILITIES	633

TOTAL STOCKHOLDERS' EQUITY	20,867

TOTOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,500

For the period ended June 30, 2015

Revenues	$0

Expenses	$1,633

Net Income (Loss)	$(1,633)

Earnings per share of common stock – Basic	$.00

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an "emerging growth company" or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

United Group Fund, Inc. was incorporated in the State of Delaware in June 2015. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority shareholder of the Company, has any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Over the next twelve months, the Company intends to focus on acquiring potentially income-producing commercial real estate, such as hotels, office, retail and multi-family residential properties. The Company may hold some properties to realize cash flow, while others will be sold quickly for a profit. Our sole officer and director will meet with property owners, brokers, lawyers, accountants, consultants and advisors in the real estate industry to locate properties which meet the Company's profile. Mr. Medawar may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our CEO, Mr. Medawar, intends to reach out to his current network and search for appropriate properties. Mr. Medawar has a network that includes real estate brokers, commercial real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Medawar believes that by utilizing his current network, he will be able to identify appropriate properties.

We expect to use the net proceeds from this offering for operating costs as a public company and to finance costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired, with an average of 5.5%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

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Although we are currently searching for properties, we expect that we will finish our Form 1-A offering statement this summer and will not be aggressive in our acquisition efforts until after we raise the capital from this Offering. We expect that we will be finished with the process of qualification by the end of the summer and finish commence our fundraising by the fall. Thereafter, we will aggressively search for properties. We believe our aggressive search will commence in January 2016. Thereafter, we hope to locate and purchase properties. We believe our first acquisitions will most likely be a single tenant retail property, but this will depend on available properties, and the realty of closing on a particular property. We hope, that by March 2016, we will have acquired our first properties.  Acquisition will depend highly on our funds, the availability of those funds, availability of properties that meet or investment criteria and the size of such properties to be acquired. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. To finish this Form 1-A, we believe we will need a minimum of $25,000. Thereafter, we believe we will need an additional $10,000 for ongoing working capital and professional fees. Our principal, Mr. Medawar, is committed to providing the $25,000 for the completion of this Form 1-A, however, unless we are able to raise a minimal amount through this offering. This commitment is not in writing. When Mr. Medawar does provide such capital, it will most likely be in the form of a non-interest bearing promissory note that may be converted into our stock. Such terms and conditions have not been agreed to yet.

We believe we will typically enter an agreement to purchase an interest in or a property, subject to (i) existing financing or we may obtain third party conventional 'property specific' financing of generally no more 80%, (ii) paying for the remaining equity with company shares and (iii) use proceeds of this offering to pay for the estimated 5.5% related acquisition. For example, we may enter agreement to purchase a property for $4 million, obtain financing of $3 million, issue company shares in payment of the remaining $1 million and use $220,000 of company funds to pay for (5.5% x $4,000,000=$220,000) closing and other related acquisition costs.

For our potential commercial property acquisitions, we do not intend to have a minimum credit rating and we will not necessarily require a triple net lease.

Management's plan to generate cash flow will consist of locating and investing in appropriate potentially income-producing properties.

Results of Operations

For the period ended June 30, 2015

We generated no revenues for the period ended June 30, 2015. We do not have any current activities. We have generated expenses of $1,633 from inception (June 5, 2015) to June 30, 2015. This has resulted in a loss of $1,633 from inception (June 5, 2015) to June 30, 2015.

Total expenses

From inception (June 5, 2015) to June 30, 2015, we have generated expenses of $1,633 which consisted of expenses related to professional fees and formation costs.

Net loss

For the period ended June 30, 2015, we have generated a net loss of $1,633.

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Assets

We currently have $5,000 in cash, $15,000 of deferred offering costs related to the preparation of this Form 1-A, and $1,500 capital contribution receivable related to professional fees paid subsequent to June 30, 2015 on the Company's behalf.

Liabilities

Liabilities consist of $633 of accounts payable.

Liquidity and Capital Resources

As of June 30, 2015, the Company had $5,000 in cash and total liabilities of $633. As of June 30, 2015, the Company has incurred total expenses since inception (June 5, 2015) of $1,633. The Company hopes to raise $25,000,000 in this Offering with a minimum of $100,000 in funds raised. If we are successful at raising the minimum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $66,000. Although we intend on identifying 5 to 10 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, and the size of the properties. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of property acquisition. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of acquiring properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

Related Party Transactions

Since our incorporation, we have raised capital from our CEO, Mr. Cherif Medawar. Mr. Medawar has contributed $22,500 for the Company's start up expenses of which, $1,000 has been expensed as of June 30, 2015. In exchange, Mr. Medawar received 2,250,000 shares of our preferred stock.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Employees

Currently, Cherif Medawar is our Chief Executive Officer and Financial Officer and devotes minor portion of his working hours to our Company without a salary. For more information on our personnel, please see "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially Mr. Cherif Medawar will coordinate all of our business operations. Mr. Cherif Medawar, our CEO, has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Cherif Medawar is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, and developing our business plan and researching investment opportunities and possible property acquisitions. Upon effectiveness and successful raise, Mr. Medawar will devote additional working hours to UGF.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our CEO without a vote of security holders. Until we add additional members to our Board of Directors, our officer will determine which investments we make. When we do expand our Board of Directors, we will alter this policy to include a policy about the Board of Directors approval regarding investments. Until then, our officer Mr. Medawar, will have the ability to make all decisions unilaterally. We do not have any thresholds for investments currently, but will keep a loan to value ratio of generally no greater than 80% or less on all properties we acquire.

We will initially seek out retail, mixed use, office, commercial, and multi-family properties primarily throughout the United States. Although we will be seeking out properties that provide capital appreciation, we will most likely purchase properties primarily for income and cash flow from rental income. We expect that we will purchase these properties negatively cash flowing and through rehab or finding appropriate tenants, we will be able to make them cash flow positively. Generally and when possible, we expect to finance our properties with up to 80% loan to value ratio with traditional financing. Upon stabilization of our long term properties (See "DESCRIPTION REAL ESTATE"), we will hire appropriate, local, vetted management to manage properties for market rates.

We intend to evaluate each property in the following manner:

1.	Obtain current rental information including tenant, space description, respective rent, lease terms and expense details,

2.	Using historical rental rates and vacancy rates if such information is available and useful,

3.	Obtain similar available information of comparable properties in the area; analyzing rental values, vacancy rates and operating expenses and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit

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Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.

b)	We may borrow money collateralized by our properties with up to an 80% loan to value ratio of the property.

c)	We have no intention of initiating personal loans to other persons.

d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

e)	We have no intention to underwrite securities of other issuers.

f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

g)	We may offer our securities in exchange for property.

h)	We may acquire other securities of other funds so long as those funds are real estate related.

i)

We intend to make annual or other reports to security holders including 1-K's, 1-SA's, 1-U's, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value. We will update our shareholders via 1-U's within a few business days, 1-SA's semi-annually, and other shareholder reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to officers or directors concerning certain transactions is as follows:

We may issue senior securities, but have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets. We will likely encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property at the time of purchase.

We will adopt a policy which requires that all contracts and transactions between us, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the common stockholders. Where we are purchasing an interest in an entity or a property with more than 10% of the Company's invested capital, with a vote of majority of the outstanding shares of the common stockholders, the Company may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders.

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Conflicts of Interest

There are currently no conflicts of interest between the Company, our officer, directors or affiliates. However, if it is in the best interest of the Company and its shareholders, the following conflicts may arise.

i)	Our officers do have the authority to invest the Company's funds in other entities in which our officer or an affiliate has an interest.

ii)

Company may purchase properties from or sell to our officers or their known affiliates if such purchase is below market value as determined by an independent broker or appraiser or if it cash flows positively within the guidelines provided herein.

The Company will maintain the following policies to avoid certain conflicts of interest:

i)	Our officers and affiliates do not own or have an interest in properties adjacent to those to be purchased that may directly compete with such purchased property.

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)

No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter's due diligence inquiries under the Securities Act.

iv)	The compensation plan for the officer currently does not create a conflict between the interests of the officer and that of the Company.

Our CEO currently manages a portfolio of properties with an approximate value of $100 million. Many of those properties are held and managed in a privately held fund. It could be expected that due to these other commitments could compete with Mr. Medawar for his time. MIGSIF, LLC, a privately held fund which is managed by Mr. Medawar, currently invests in single family homes in Northern California. It is expected that Mr. Medawar will only elect to invest in those opportunities that would directly compete with MIGSIF if the Company is able and ready to invest in such opportunities. Mr. Medawar employs multiple teams including office, construction, and other personnel in order to insure that he is able to effectively manage his multiple businesses, including the business of the Company.

To this end, our Officer and Director has acknowledged that under the California Corporations Code that he must present to the Company any business opportunity presented to them as an individual that met the California's standard for a corporate opportunity: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation.

DESCRIPTION REAL ESTATE

We currently do not have any real properties. We do not lease or own any real property. We are currently developing our website. We do not pay rent for our corporate headquarters which is owned by our CEO because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

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OVERVIEW

UNITED GROUP FUND, INC. is an emerging growth company which was formed on June 5, 2015. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround properties and long term hold properties.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority shareholder of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We hope to acquire and make real estate investments that relate to income-producing commercial real estate, such as office, retail, and multi-family residential properties. The Company will consider both residential and commercial properties that are income producing or have upside potential; in other words, a property that is currently vacant and/or is in need of rehab in order to become more valuable. The Company will consider properties of any value which may be leveraged at any level so long as such properties, in the opinion of management, provide positive cash flow (where income exceeds expenses). The Company does not currently intend to purchase properties from affiliates.

We are offering the common stock herein on a "minimum/maximum" basis. The Company will raise a minimum of $100,000 prior to using proceeds from this offering to acquire properties. We expect to use the net proceeds from this offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring income-producing residential and commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs, which, in the aggregate, typically amount to 3% to 8% of the purchase price of the property acquired. We may purchase properties or make other real estate investments that relate to varying property types, such as hotels, mixed use, multifamily, office buildings, and retail properties. We do not intend to invest in assets located outside of the United States and its territories such as Puerto Rico. We do not know the anticipated portfolio by asset type, but do believe our first acquisition will most likely be a small hotel or single tenant retail space.

We anticipate buying properties with upside potential, that is, properties whose expenses will be less than the income generated from such properties once rented or improvements are made so that rents may increase. Generally, after all property operating expenses and any debt service is made the property generates positive cash. This is accomplished by analyzing current and projected rental income of the property, operating expenses and terms and conditions of any debt instruments or any outstanding property liens. All potential transactions will undergo this analysis to determine expected net profit.

We may also retain outside experienced appraisers to confirm the results of our internal analysis.

We will evaluate each property in the following manner:

1.	Obtain current rental information including tenant, space description, respective rent, lease terms and expense details,
2.	Using historical rental rates and vacancy rates if such information is available and useful,
3.	Obtain similar available information of comparable properties in the area; analyzing rental values, vacancy rates,and operating expenses
4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit and
5.	Obtain similar available information of comparable properties in the area for our quick sale properties and analyzing purchase prices, rehabilitation costs, and sales prices.

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We hope to acquire real estate and increase the rental income after our acquisition. We would attempt to reduce expenses through our experienced management. Overall, we hope to purchase real estate at a price that will provide net income and potential for capital appreciation. We intend on increasing rates in a variety of manners: by staying at or with the going increase in rents in the area for a similar building; by providing a more attractive environment for both our commercial and residential tenants so as to make our buildings higher in demand; and by increasing rents slowly and incrementally.

To achieve the Company's objective of acquiring income producing residential and commercial properties the Company will value potential acquisitions based on several criteria including location, asset type, income, expenses, net income and debt terms and conditions.

We believe we will typically enter an agreement to purchase an interest in or a property, subject to (i) existing financing or we may obtain third party conventional 'property specific' financing of generally no more 80%, (ii) paying for the remaining equity with company shares and (iii) use proceeds of this offering to pay for the estimated 5.5% related acquisition. For example, we may enter agreement to purchase a property for $4 million, obtain financing of $3 million, issue company shares in payment of the remaining $1 million and use $220,000 of company funds to pay for (5.5% x $4,000,000=$220,000) closing and other related acquisition costs.

For our potential commercial property acquisitions, we do not intend to have a minimum credit rating and we will not necessarily require a triple net lease.

We plan to use the proceeds from this Offering to finance our acquisitions. If necessary, we will have to use bank or other types of loans to make acquisitions. In light of our lack of history and operations, there is no assurance that we will be successful at making any acquisitions. If we are unable to finance potential acquisitions, our investment objectives will be adversely impacted which would adversely affect shareholder value.

Our Board of Directors, which currently consists of Mr. Medawar, has the sole discretion to issue securities, borrow funds, engage in the purchase and sale of investments and engage in all other activities as he determines.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

Stable/Performing Assets:

We will look to purchase assets that may be purchased as current cash flowing properties or potential cash flowing properties.

Non-performing assets:

Those assets that we identify as "non-performing assets" are those properties that have little cash flow but have potential for value increases so long as we add value through rehab or management to the property.

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Purchase and sale (or turnover) of investments

The Company plans to turnover assets within five years of acquisition depending on the acquisition. For example, if a property is a cash flow positive property that yields better returns as a rental, as opposed to an outright sale of the property, we many hold the property for up to 5 years. However, some acquisitions may be disposed of in as little as 30 days up to a year if it is more advantageous to dispose of the property quickly at a profit. We refer to these properties as "quick turnover" or "flip" properties.

Quick turnover properties:

We may seek out properties that we can "flip" or purchase and sell in less than a year. We will only seek out properties which we believe we can resell for no less than a 10% gross margin.

Of these, we look to acquire any of the following types of properties:

1.)

Commercial properties (retail, office, and multi-family) including stable assets (those that cash flow, but have little upside on equity) and "value-added" assets where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or remanaging.

2.)	Residential

i. Purchase defunct development deals. Deals that have already been permitted and construction or rehab may begin immediately

ii. Low risk, high margin deals with quick turn-around, also known as "flips."

Borrowing Policy

We intend to generally borrow up to 80% of the appraised value of any property that we purchase. Our governing documents place no restrictions on the amount of leverage we may use.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value. We will update our shareholders via Form 1-K (annual report), Form 1-SA (semiannual report), Form 1-U (current report), and other shareholder reports if there are any changes in our investment policy or our borrowing policies.

Milestones

We hope to reach the following milestones in the next 12 months.

January 2016 – Complete our Form 1-A qualification statement.

January/February 2016 – Reach minimum raise requirement of $100,000; break escrow and search for properties

March 2016 – Purchase first property

June 2016 – We hope to locate and commence purchase of commercial and residential properties with the expectation of acquiring 5 to 10 properties (in total) by end of 2016. Although we intend on identifying 5 to 10 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, availability of properties that meet or investment criteria and the size of such properties to be acquired.

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Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Our CEO Mr. Medawar, has over 25 years of experience in real estate acquisition, ownership, management and construction. We hope this, coupled with the Company's business plan, will distinguish us from our competition. Further, we believe that our business plan, which allows us to offer the possibility of greater liquidity, diversification, tax or estate planning for different types of properties in a variety of markets and owners, should provide us with greater opportunities than other real estate buyers.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust ("REIT") as we may not initially qualify as a REIT. Therefore, we will initially operate as a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and may distribute profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file, through an appropriate market maker, for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception, however, intend on declaring yearly dividends that for shareholders that purchase under this offering. However, there can be no assurance that any dividends on the common stock will ever be paid. We are unable to estimate the value of the expected dividends. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share of Preferred Stock.

Currently we have 0 common shares issued and outstanding. We do not have any holding period requirements for our common stock.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, of which 0 shares are issued and outstanding, as of June 30, 2015. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, of which 2,250,000 are issued and outstanding, as of June 30, 2015. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

We have authorized 10,000,000 shares of Series A Preferred Stock, of which 2,250,000 are currently owned by Mr. Medawar.

The holders of Series A Preferred Stock shall have the right to cast ten (10) votes for each share held of record on all matters submitted to a vote of holders of the Corporation's common stock, including the election of directors, and all other matters as required by law with the exception of those issues concerning conflicts of interest. (See "POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS.") There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of common stock of the Corporation as a single class on all actions to be taken by the common stock holders of the Corporation except to the extent that voting as a separate class or series is required by law or to avoid certain conflicts of interest.

The holders of shares of Series A Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. The Board may not declare a dividend for Series A Preferred Stock holders unless Common Stock shareholders have a declared dividend that meets or exceeds an annualized return of 5% of the original offering price of $1.00 (or $.05 per share prior to any subsequent stock splits or reverse splits.)

We cannot amend the certificate of designation to change any of the rights of the Series A Preferred Stock without the consent of the holder or holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding. However, if any amendment benefits the preferred shareholders, then the amendment only requires the consent of the holder or holders of at least 50% of the shares of preferred then outstanding.

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Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Anticipated Stock Grant

The Company may offer to those shareholders who purchase in excess of $100,000 of the Company's stock a stock grant whereby the individual may receive a grant of additional shares of up to 30% of shares above what the shareholder purchased from the Company. For example, a shareholder who purchases $100,000 in stock at $1.00 per share may receive up to 130,000 shares. This will have a dilutive effect on other shareholders. Such shares granted under a stock grant shall be highly restricted and subject to a restrictive lock up agreement.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention to pay dividends, but we are unable to estimate such dividends at this time.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the qualification of the Form 1-A of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

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Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock is arbitrary.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange and we have not previously contacted a market maker to request sponsorship for our common stock on the OTCQB, we anticipate that we will contact a market maker and request that they apply to obtain a quotation on the OTCQB after the filing effectiveness of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 25,000,000 shares of common stock in this offering, relating to the beneficial ownership of our stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares of Preferred Stock	Percent Before Offering	Percent After Offering

Cherif Medawar, CEO, Secretary, Treasurer and Director*	2,250,000	100%	100%

Total Principal Shareholders, Officers, and Directors as a Group	2,250,000	100%	100%

"Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., thepower to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title

Cherif Medawar	51	Chief Executive Officer, Treasurer, Director

Duties, Responsibilities and Experience

In accordance with our Bylaws, our directors hold offices until the next annual meeting of our shareholders or until their successors are duly elected and qualified.

Set forth below is a summary description of the principal occupation and business experience of our director and executive officer for at least the last five years.

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Cherif Medawar has been our Chief Executive Officer, President, Chief Financial Officer, Secretary and sole Director since our inception on June 30, 2015. Cherif Medawar has been self-employed as a real estate investor and consultant for the past thirty years. Mr. Medawar currently has $100 million in assets under management. He uses his experience in real estate development and investing to teach others how to invest in real estate through his company, Cherif Medawar Real Estate Investing. Mr. Medawar has invested in 15 commercial and mixed-use properties located in Old San Juan, Puerto Rico valued at approximately $63 million. Through a privately held company, MIGSIF, LLC, Mr. Medawar is currently managing single family properties located in the northern California. Please see "PRIOR PERFORMANCE OF AFFILIATES" on page 36 for more information on Mr. Medawar's real estate portfolios. Mr. Medawar has authored three best selling books on commercial real estate: "Blue Ocean Opportunities in Commercial Real Estate" and "Successonomics" and "Million Dollar Recipes to Real Estate Wealth" which he co-authored with Steve Forbes. Cherif lives part of the year in California where he teaches his wealth programs and travels between Puerto Rico and Cancun, Mexico. Prior to real estate development and investing, Mr. Medawar spent 14 years as a hotel management executive and almost 8 years as an asset manager for billionaire, Edmond Baysari.

The following is a synopsis of the entities of which Mr. Medawar is closely affiliated:

Cherif Medawar Real Estate Investing Inc., (CMREI) (incorporated as Original Resources and formerly referred to as Institute of Commercial Real Estate) is an education company and my responsibilities are simply to prepare presentations mostly online through webinar to interview experts in investment strategies and explain real estate trends, asset protections and other educational matters.

CREPR is the website that hosts all the properties that Mr. Medawar owns in Puerto Rico. The responsibilities undertaken are managing the properties.

MIGSIF, LLC, is a private real estate fund under Rule 506 of Regulation D that has been in operation since 2009. Mr. Medawar has been responsible for raising capital and deploying it safely, ethically and profitably.

Mr. Medawar is also the head of GBA Corp., a special entity that has a Tax Grant extended by the Government of the US Territory of Puerto Rico under Tax Incentive Law 20. It allows for potential partnerships and the legal reduction of tax through special tax rules including IRC 933. Mr. Medawar manages the staff of full time attorney and other support professionals to accommodate the shareholders and provide consulting services out of Puerto Rico.

Mr. Medawar also owns, KMAGB.com a website existing under the education company that trains people how to protect their assets through property entity structuring.

Our sole director and officer does not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which the Company's officer or director, or any associate of such officer or director, is a party adverse to the Company or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Mr. Medawar is the sole promoter of the Company. He will be directly involved in offering and selling the shares in this offering.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Cherif Medawar	2015	$-0-	-0-	-0-	$-0-	-0-
CEO, Director

Mr. Medawar has not received any monetary compensation or salary since the inception of the Company. Mr. Medawar, however, has received 2,250,000 preferred stock in exchange for cash and expenses paid on the Company's behalf.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to UGF, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

UGF did not grant any stock options to the executive officer from inception to June 30, 2015. UGF has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

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Future Compensation

Mr. Medawar has agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. Mr. Medawar has received 2,250,000 preferred stock in exchange for cash and expenses paid on the Company's behalf. Each share of preferred stock carries with the right to cast ten (10) votes for each share held of record on all matters submitted to a vote of holders of the Corporation's common stock, including the election of directors, and all other matters as required by law.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

We intend to enlist the services of FundAmerica as both our transfer agent and escrow agent until we look to file a Form 15c211 with FINRA for our securities on an OTC quotation system through a market maker. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, a transfer agent that has the systems in place for a traded company will be appointed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our officer. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. Cherif Medawar is the primary officer, director, and promoter of UGF and developed the business plan.

On June 17, 2015, by action taken by our board of directors, we issued 2,250,000 shares of our preferred stock to Cherif Medawar, our President, Chief Executive Officer, Chief Financial Officer and a director, in consideration for cash payments and expense payments on the Company's behalf totaling $22,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

As of June 30, 2015, Cherif Medawar, our President, Chief Executive Officer, Chief Financial Officer and a director has paid a total of $16,000 for offering costs on the Company's behalf.

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PRIOR PERFORMANCE OF AFFILIATES

Cherif Medewar is the Managing Member of MIGSIF, LLC which has bought and sold 29 single family properties since 2009. The table below summarizes the transactions in MIGSIF, LLC. This portfolio consisted of high end residential properties.

Name and Description Investment	Purchase Price	Purchas Dated	Carrying, Closing, and Improvement Costs (4)	Sales Price	Sales Date	Profit/(Loss)	Return on Investment (5)

2312 Washington, San Francisco, CA - Single family residence currently on the market(1)	$4,800,000	4/1/3014	$3,200,000	NA	NA	NA	NA
3323 Clay, San Francisco, CA - Single family residence currently on the market (2)	$3,500,000	8/15/2013	$3,100,000	NA	NA	NA	NA
101 Maple, San Francisco, CA - Single family residence currently on the market (3)	$3,300,000	7/9/2013	$4,800,000	NA	NA	NA	NA
1427 Cobb, San Mateo, CA	399,100	8/10/2009	88,780	525,000	12/22/2009	37,120	7.61%
39 Ottawa, San Mateo, CA	282,000	12/8/2009	96,400	475,000	11/17/2010	96,600	25.53%
69 Rockford, Daly City, CA	435,600	1/4/2010	119,385	605,000	9/13/2010	50,015	9.01%
65 Parkview, Daly City, CA	385,000	2/11/2010	122,225	578,000	10/15/2010	70,775	13.95%
730 Niantic, Daly City, CA	451,000	5/13/2010	70,024	560,000	10/26/2010	108,930	24.15%
59 Northridge, Daly City, CA	567,800	6/28/2010	27,208	800,000	2/3/2011	204,992	34.45%
4126 Pacheco, San Francisco, CA	399,100	7/6/2010	11 , 32 0	560,000	12/14/2010	149,580	36.45%
408 Portola, San Francisco, CA	475,000	8/3/2010	51,014	595,000	2/1/2011	68,986	13.11%
238 Alexander, Daly City, CA	415,300	8/12/2010	44,975	502,000	10/28/2010	41,725	9.07%
63 Kissling, San Francisco, CA	665,237	8/24/2010	37,458	800,000	4/6/2011	97,305	13.85%
1112 Halsey, Foster City, CA	837,281	10/15/2010	15,360	919,000	12/22/2010	66,359	7.78%
319 Willits, Daly City, CA	375,750	11/18/2010	50,168	479,000	7/11/2011	53,082	12.46%
132 25th, San Francisco, CA	1,000,000	12/8/2010	541,183	2,725,000	1/25/2012	1,183,817	76.81%
156 Oak, San Francisco, CA	473,000	1/6/2011	38,905	610,000	4/12/2011	98,095	19.16%
366 Athens, San Francisco, CA	330,100	1/10/2011	42,711	478,000	3/25/2011	105,189	28.22%
5114 Diamond Heights, San Francisco, CA	420,650	1/10/2011	21,600	530,000	5/27/2011	87,750	19.84%
381 Orients, Daly City, CA	338,400	1/10/2011	38,478	449,888	8/18/2011	73,010	19.37%
769 Miller Ave., San Francisco, CA	468,692	1/12/2011	30,145	590,000	7/11/2011	91,163	18.28%
27 Moonlight, San Francisco, CA	490,500	1/18/2011	78,431	606,000	1/13/2012	37,069	6.52%
40 Lapidge, San Francisco, CA	700,000	3/9/2011	857,769	2,800,000	1/23/2013	1,242,231	79.74%
719 18th, San Francisco, CA	701,016	4/8/2011	743,984	1,855,000	7/26/2013	410,000	28.37%
2975 Lake St, San Francisco, CA	3,060,000	10/18/2011	2,475,910	7,998,000	2/28/2013	2,462,090	44.47%
353 Cifton, San Carlos, CA	750,000	3/7/2012	352,360	1,615,000	12/21/2012	512,640	46.50%
1244 Masonic, San Francisco CA	1,200,000	4/13/2012	1,216,363	3,450,000	11/22/2013	1,033,637	42.78%
246 11th Ave, San Francisco, CA	750,000	4/13/2012	724,221	1,975,000	12/14/2012	500,779	33.97%
270 Munoz, San Juan, PR	1,215,812	11/13/2012	127,509	1,525,000	10/3/2013	181,679	13.52%

___________

(1)	101 Maple St, SF CA is currently listed for $13 Million
(2)	3323 Clay St, SF CA, is currently listed for $12 Million
(3)	Washington St, SF CA is currently listed for $12Million
(4)	Carrying, Closing, and Improvement Costs include those costs associated with closing on the property such as title, taxes, esc row, insurance, and legal; carrying costs including those costs associated with taxes paid during the holding period, interest on any financing, and utilities paid during our holding period; and improvement costs including any construction costs and capital costs other than the purchase price.
(5)	Return on Investment is calculated by Sales Price divided by Basis (Purchase Price plus Costs)

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MIGSIF, LLC is a revolving debt fund under Rule 506(b). Most of the investors are accredited investors. MIGSIF, LLC has raised as much as $11 million amongst 38 investors.

MIGSIF began its operation in August 2009 and experienced the continued decline in property prices in the bay area through the remainder of 2009, 2010 and all of 2011. The fund was able to acquire properties at the auctions in San Mateo, California and we were able to evict the defaulted owners and immediately start rehabbing each property to stage it and resell it at a profit.

The market then increased in price in 2012 and by 2013 and 2014 as well as throughout 2015 it has been a frenzy of demand with multiple offers on each property that has an "upside" potential. MIGSIF, LLC has also been able to handle these challenges in finding the right assets and attracting the right crew from architects to contractors and designers etc. to continue deploying the capital wisely and profitably.

Personally, Mr. Medawar has purchased fifteen commercial mixed use commercial properties, mostly in San Juan, Puerto Rico since 2004 that included hotels, vacation rentals, retail properties, office properties, residential rentals, and medical offices. These properties, although on the CREPR website, are owned by Mr. Medawar.

The following properties located in San Juan, Puerto Rico are owned by Mr. Medawar personally and have an estimated value of $63 million. These properties are either owned outright by Mr. Medawar or are in a special purpose entity where Mr. Medawar is the sole stakeholder in the entity. With the exception of 250 Cristo (which is based on a proforma based on previous sales), all of these values are based on a capitalization rate typical for the area. These are merely estimates and none of these properties are targets of acquisitions by the Company:

Name and Description Investment	Purchase Price	Purchase Dated	Carrying, Closing, and Improvement Costs	Sales Price	Sales Date	Profit/(Loss)	Return on Investment(1)

a. 200 Cristo, San Juan, PR - commercial property currently rented for $3,150 and encumbered with a mortgage of $873,750	$1,400,000	7/1/2014	$250,000	NA	NA	NA	NA
b. 204 San José San Juan, PR - commercial property currently rented for $6,600 and encumbered with a mortgage of $485,000	$2,000,000	9/1/2008	$300,000	NA	NA	NA	NA
c. 204 San Justo, San Juan, PR - commercial property	$400,000	7/1/2015	$230,000	NA	NA	NA	NA
205 Cristo St San Juan, PR - commercial property currently rented for $6,053 and encumbered with a mortgage of $1,900,000	$1,550,000	9/1/2006	$350,000	NA	NA	NA	NA
205 San Justo San Juan, PR - mixed us property currently rented for $3,350 and encumbered with a mortgage of $320,000	$430,000	11/1/2012	$90,000	NA	NA	NA	NA
206 Cristo St, San Juan, PR - mixed use property currently rented for $15,000	$2,600,000	3/1/2006	$600,000	NA	NA	NA	NA
207 Cristo St, San Juan, PR - commercial property currently rented for $12,750	$1,900,000	11/1/2006	$200,000	NA	NA	NA	NA
211 Cristo, San Juan, PR - commercial property currently rented for $22,510	$3,500,000	12/1/2006	$100,000	NA	NA	NA	NA
213 Cristo St, San Juan, PR - mixed use property currently rented for $19,697	$2,550,000	11/1/2012	$150,000	NA	NA	NA	NA
250 Commercial, San Juan, PR - commercial building rented for $5,300	$4,080,000	12/1/2008	$2,600,000	NA	NA	NA	NA
250 Tanca St., Old San Juan - commercial building rented for $10,500	$1,400,000	12/1/2005	$250,000	NA	NA	NA	NA
251 A Cristo - commercial building rented for $5,400 and encumbered with a mortgage of $485,000	$800,000	1/1/2013	$50,000	NA	NA	NA	NA
253 Tanca St, Old Jan Juan - commercial buidling rented for $2,900	$425,000	6/1/2005	$375,000	NA	NA	NA	NA
255 Tanca, Old San Juan - commercial building rented for $6,500 and encumbered with a debt of $5,600,000	$915,000	3/4/2015	$600,000	NA	NA	NA	NA
69-71 San Francisco St. Old San Juan - Commercial building rented for $23,690	$1,880,000	3/1/2006	$70,000	NA	NA	NA	NA

Cherif Medawar started acquiring commercial mix use properties since 2004. During that period, the market was on an upswing until about early to mid 2007. It was at this time that a major decline in the real estate industry was experienced all the way through 2009. The market in Puerto Rico, where Mr. Medawar has heavily invested, has continued to experience huge drops in the economy. All of Mr. Medawar's commercial properties are located in the Old San Juan area and thus, those properties were affected by the downturn. Fortunately, Mr. Medawar was able to refinance his loans allowing for decrease in both interest rates and principal balances on all loans secured by these properties. Thereafter, many of the properties attracted large retail tenants due to the properties' location to the cruise ship port in Old San Juan. Medawar has survived the down turn and is now enjoying as slow come back in the region due to the increase of cruise ship business along with some tourism incentives offered by the common wealth of Puerto Rico.

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SELECTION, MANAGEMENT AND CUSTODY OF COMPANY'S INVESTMENTS

The Company will typically hire management for buy and hold properties. Generally, management costs will be a percentage of gross revenues not to exceed 10%. The officers and directors will commonly work with professionals and brokers for the purchases and sales of properties.

LIMITATIONS OF LIABILITY

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his action in that capacity, whether or not Delaware law would otherwise permit indemnification.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Artesian CPA, LLC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Taylor Sidoti LLP is providing legal services relating to this Form 1-A.

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United Group Fund, Inc.

A Delaware Corporation

Financial Statements and Independent Auditor's Report

June 30, 2015

UNITED GROUP FUND, INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR'S REPORT	F-1

FINANCIAL STATEMENTS AS OF JUNE 30, 2015 AND FOR THE PERIOD FROM JUNE 5, 2015 (INCEPTION) TO JUNE 30, 2015:

Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholder's Equity	F-4
Statement of Cash Flows	F-5
Notes to the Financial Statements	F-6

47

To the Board of Directors

United Group Fund, Inc.

INDEPENDENT AUDITOR'S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of United Group Fund, Inc., which comprise the balance sheet as of June 30, 2015, and the related statements of operations, changes in stockholder's equity, and cash flows for the period from June 5, 2015 (inception) to June 30, 2015, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Group Fund, Inc. as of June 30, 2015, and the results of its operations and its cash flows for the period from June 5, 2015 (inception) to June 30, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 5 to the financial statements, the Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, has not generated any revenues since inception, and has sustained a net loss of $1,633 for the period from June 5, 2015 (inception) to June 30, 2015. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

August 13, 2015

Artesian CPA, LLC

Denver, CO

303.823.3220

ArtesianCPA.com

F-1

UNITED GROUP FUND, INC.

BALANCE SHEET

As of June 30, 2015

ASSETS
Current Assets:
Cash	$5,000
Capital Contribution Receivable from Related Party	1,500
Deferred Offering Costs	15,000
Total Assets	$21,500

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts Payable	$633
Total Liabilities	633

Stockholder's Equity:
Preferred Stock, $.0001 par value, 10,000,000 shares authorized; 2,250,000 issued and outstanding	225
Common Stock, $.0001 par value, 100,000,000 shares authorized; no shares issued and outstanding	-
Additional Paid-in Capital	22,275
Accumulated Deficit	(1,633)
Total Stockholder's Equity	20,867

Total Liabilities and Stockholder's Equity	$21,500

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-2

UNITED GROUP FUND, INC.

STATEMENT OF OPERATIONS

For the period from June 5, 2015 (Inception) to June 30, 2015

Revenues:	$-
Operating Expenses:
Organizational Costs	633
Professional Fees	1,000
Total Operating Expenses	1,633

Net Loss	$(1,633)

Weighted Average Common Shares Outstanding
-Basic and Diluted	-
Net Loss per Share
-Basic and Diluted	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-3

UNITED GROUP FUND, INC.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

For the period from June 5, 2015 (Inception) to June 30, 2015

	Common Stock		Preferred Stock		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholder's Equity

Balance at June 5, 2015 (inception)	-	$-	-	$-	$-	$-	$-

Issuance of Preferred Stock to Initial Stockholder on June 17, 2015	-	-	2,250,000	225	22,275	-	22,500

Net Loss	-	-	-	-	-	(1,633)	(1,633)

Balance at June 30, 2015	-	$-	2,250,000	$225	$22,275	$(1,633)	$20,867

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-4

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

Cash Flows From Operating Activities
Net Loss	$(1,633)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in Deferred Offering Costs	(15,000)
Increase in Accounts Payable	633
Net Cash Provided by Operating Activities	(16,000)

Cash Flows From Financing Activities
Proceeds from Issuance of Preferred Stock to Initial Stockholder	21,000
Net Cash Provided By Financing Activities	21,000

Net Change In Cash	5,000

Cash at Beginning of Period	-
Cash at End of Period	$5,000

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-5

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

NOTE 1: NATURE OF OPERATIONS

United Group Fund, Inc. (the "Company"), a Delaware corporation formed on June 5, 2015, is designed to acquire and make real estate investments that relate to income-producing commercial real estate, such as office, retail, multi-family residential and industrial properties. The Company has not commenced planned principal operations nor generated revenue as of June 30, 2015. The Company's activities since inception have consisted primarily of formation activities and preparations to raise additional capital. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company's planned operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP) and Article 8 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission (SEC).

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act of 1933, as amended (the "Securities Act") registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company's financial statements with a public company which is not an emerging growth company or an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

See accompanying Independent Auditor's Report

F-6

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Concentrations of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk consist of its cash. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of June 30, 2015 there were no financial instruments outstanding.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred Offering Costs consist principally of legal fees incurred in connection with the Proposed Offering discussed in Note 6. Prior to the completion of the Proposed Offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholder's equity upon the completion of the Proposed Offering or to expense if the Proposed Offering is not completed.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605,Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. No revenues have been earned or recognized as of June 30, 2015.

Start-Up Costs

In accordance with Accounting Standards Codification (ASC) 720, costs related to start-up activities, including organizational costs, are expensed as incurred. The Company incurred start-up costs of $633 for incorporation costs during the period from June 5, 2015 (inception) to June 30, 2015.

See accompanying Independent Auditor's Report

F-7

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted earnings per share. Basic and diluted earnings per share reflect the actual weighted average of common shares issued and outstanding during the period. There are no dilutive or potentially dilutive instruments outstanding as of June 30, 2015. As a result, diluted loss per share is the same as basic loss per share for the period.

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. At June 30, 2015, the Company has a deferred tax asset of approximately $700 related to the net operating loss carryforwards (NOL). Due to the uncertainty as to the Company's ability to generate sufficient taxable income in the future and utilize the NOL's before they expire, the Company has recorded a valuation allowance to reduce the net deferred tax asset to zero.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit at June 30, 2015. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the period ended June 30, 2015, the Company recognized no interest and penalties.

The Company intends to file U.S. federal tax returns and tax returns in applicable states. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 3: STOCKHOLDER'S EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. As of June 30, 2015, there were no common shares issued and outstanding. Common stockholders are entitled to one vote for each share on all matters to be voted on by the stockholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock, and are entitled to share ratably in dividends. In the event of liquidation, common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities.

The Company has reserved 400,000 shares of its common stock for an Investor Stock Award Plan in relation to the Proposed Offering described in Note 6. No shares or options have been issued under this plan as of June 30, 2015.

See accompanying Independent Auditor's Report

F-8

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock at $.0001 par value. The company issued 2,250,000 shares of preferred stock to the sole stockholder in exchange for cash and expenses paid by the stockholder on behalf of the Company. Given the absence of quoted prices in active markets and the lack of previous sales of the Company's preferred stock, the Company determined the fair value of the initial shares issued to be the consideration paid by the stockholder. In making this determination, the Company considered that there had been no transactions or activity prior to or immediately subsequent to the initial stock sale other than the start-up expenses incurred.

The Board of Directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of common stockholders. Preferred stockholders have no dividend rights except as may be declared by the Board of Directors. Preferred stock dividends may not be declared unless common stockholders have a declared dividend that meets or exceeds an annualized return of 5% of the original offering price. Preferred stockholders have the right to cast ten votes for each share held on all matters submitted to a vote of the Company's common stockholders including the election of directors, do not have rights to cumulative voting in the election of directors, and vote together with common stockholders as a single class.

Additional terms apply to the Stockholder's Equity as described in the Company's formation documents and resolutions. These financial statements are not intended to fully describe all pertinent terms regarding the stockholder's equity or the classes of stockholder's equity, and should not be relied upon as current or complete disclosure of the terms of the classes of stockholder's equity.

NOTE 4: RELATED PARTY TRANSACTIONS

The sole stockholder is also the President, Chief Executive Officer, Chief Financial Officer, and a Director of the Company. The Company utilizes office space provided without charge by the Company's sole stockholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected in these financial statements. On June 17, 2015, the Company issued 2,250,000 shares of its preferred stock to the sole stockholder in exchange for $5,000 cash, payment of $15,000 of offering costs which were deferred, payment of $1,000 of professional fees, and a $1,500 receivable for future payment of professional fees subsequent to June 30, 2015. The capital contribution receivable was paid prior to the issuance of these financial statements, satisfying the asset recognition criteria for capital contributions under FASB ASC 505-10-45-2.

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans described in Note 6, has not generated any revenues since inception, and has sustained a net loss of $1,633 for the period from June 5, 2015 (inception) to June 30, 2015. The Company's ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

See accompanying Independent Auditor's Report

F-9

UNITED GROUP FUND, INC.

STATEMENT OF CASH FLOWS

For the period from June 5, 2015 (Inception) to June 30, 2015

NOTE 6: PROPOSED OFFERING

The Company is in the process of preparing an offering of common stock under Regulation A ("Proposed Offering"). The Proposed Offering calls for the Company to offer for sale 25,000,000 shares of its common stock at $1.00 per share. Sales of these securities are expected to commence during 2015. The Company expects to incur additional costs of approximately $25,000 related to the Proposed Offering. This offering is not yet finalized nor qualified by the Securities Exchange Commission (SEC) and is subject to changes. These financial statements should not be relied upon as a basis for determining the terms of the Proposed Offering as this information may not be current or accurate relative to the final terms of the Proposed Offering.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and members' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective as of the inception date.

In August 2014, the FASB issued ASU 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 8: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 13, 2015, the date the financial statements were available to be issued. Based on the evaluation, no material events were identified which require adjustment or disclosure.

See accompanying Independent Auditor's Report

F-10

PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Incorporation

2.	Bylaws

3.	Subscription Agreement

4.	Material Contracts

5.	Sample Escrow Agreement

6.	Consent

7.	Opinion re: Legality

8.	Tax Opinion

48

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarzana, State of California, on February 22 , 2016

United Group Fund, Inc.

By:	/s/ Cherif Medawar
Cherif Medawar Chief Executive Officer Chief Financial Officer Chairman of the Board Secretary

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Cherif Medawar
Cherif Medawar Chief Executive Officer Chief Financial Officer Chairman of the Board Secretary

February 22 , 2016

49